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                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 13, 1998, with respect to the financial statements of the Tower Operations of MobileMedia Communications, Inc. and Subsidiaries included in Pre-Effective Amendment No. 5 to the Registration Statement (Form S-11 No. 333-59297) and related Prospectuses of Pinnacle Holdings Inc. for the registration of 20,000,000 shares of its common stock.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey

January 20, 1999